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                                                                    EXHIBIT 99.1


Contact:  R. Brooks Reed
          Chairman of the Board
          (214) 630-6655


FOR IMMEDIATE RELEASE

                   BESTWAY, INC. ANNOUNCES APPOINTMENT OF NEW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

         (Dallas - July 8, 2002) Bestway, Inc. (BSTW) today announced the appointment of David A. Kraemer as President and Chief Executive Officer of the Company effective immediately. After the transition, Teresa A. Sheffield will leave the Company and R. Brooks Reed will remain as Chairman of the Board.

         Mr. Kraemer has 19 years experience in the rent-to-own industry, where he most recently served as Executive Vice President of Rent-A-Center. He has been with Rent-A-Center/Renters Choice since 1995 and as Executive Vice President was responsible for the operations of over 1000 stores.

         Bestway has been engaged in the rent-to-own industry since 1987. The Company owns and operates a total of sixty-nine stores located in the states of Alabama, Arkansas, Georgia, Mississippi, North Carolina, South Carolina and Tennessee. The stores' operations are controlled and monitored through the Company's management information system networked with its home office in Dallas, Texas.